Exhibit 10.5

FORBEARANCE, WAIVER AND AMENDMENT agreement

This Forbearance, Waiver and Amendment Agreement (this “Agreement”) is entered into as of January 27, 2017, by and among WPU Leasing, LLC, a Delaware limited liability company (“WPU”), with an address at 650 Madison Avenue, 20th Floor, New York, NY 10022, American Power Group, Inc., an Iowa corporation (the “Company”), with its principal place of business at 2503 Poplar Street, PO Box 187, Algona, IA 50511, and American Power Group Corporation, a Delaware corporation (“APG”), with its principal place of business at 7 Kimball Lane, Building A, Lynnfield, MA 01940.

Recitals

A. WPU, the Company and APG have entered into that certain Secured Financing Agreement (as the same may from time to time be further amended, modified, supplemented or restated, the “Financing Agreement”) and WPU and the Company have entered into that certain Secured Loan Agreement (as the same may from time to time be further amended, modified, supplemented or restated, the “Loan Agreement”), each dated as of August 24, 2015.

B. Pursuant to the Financing Agreement and the Loan Agreement, WPU has committed to make Advances of up to $3,250,000 to the Company for purposes permitted in the Financing Agreement. As of the date of this Agreement, WPU has made Advances of an aggregate of $1,900,000, evidenced by the Company’s Secured Term Note #1, dated August 24, 2015, in the principal amount of $1,400,000 (“Note #1”), and the Company’s Secured Term Note #2, dated October 9, 2015, in the principal amount of $500,000 (“Note #2” and, together with Note #1, the “Notes”).

C. The Company and APG have requested that WPU forbear from enforcing certain rights under the Financing Agreement, the Loan Agreement and the Notes (together, as amended to date, the “Loan Documents”), and has requested that WPU amend the Notes, each as more fully set forth herein.

D. WPU has agreed to forbear from enforcing such rights and to amend the Notes, but only to the extent and subject to the conditions set forth below.

Agreement

Now, Therefore, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1. Definitions. Capitalized terms used but not defined in this Agreement shall have the meanings given to them in the Financing Agreement.

2. Acknowledgment of Default; Confirmation of Indebtedness.

(a) The Company and APG acknowledge that the Company is currently in default under the Loan Documents due to the Company’s failure to make payments of principal and interest on the Notes in accordance with their terms, as such terms have been modified pursuant to that certain Waiver and Forbearance Agreement dated as of January 8, 2016 among the parties (the “Existing Default”). Other than the Existing Default, the Company and APG confirm that the Company is in compliance in all respects with the Loan Documents.

(b) The Company and APG further acknowledge and confirm, that on the date hereof, and immediately prior to any of the payments specified in Section 3 below, the Company is indebted to WPU, without any deduction, defense, setoff, claim or counterclaim, of any nature, in the aggregate amount of $ $2,210,276.13 (the “Obligations”), comprised of (i) principal of $1,400,000.00 due on account of Note #1, together with accrued but unpaid interest and delinquent interest thereon of $226,246.31 as of December 1, 2016, and (ii) principal of $500,000.00 due on account of Note #2, together with accrued but unpaid interest and delinquent interest thereon of $84,029.82 as of December 1, 2016. The Company and APG hereby acknowledge and agree that neither the Company nor APG has any offsets, defenses, claims or counterclaims against WPU with respect to the Obligations, or otherwise.

3. Deferral of Payments.

(a) WPU hereby agrees to defer all payments of principal, interest and any other amounts due from time to time under the Notes until such time as the Company’s Board of Directors, in its sole and absolute discretion, determines to resume such payments; provided, however, that the Company shall resume paying amounts due under the Notes no later than the earlier of (i) the maturity date of the Notes and (ii) such time as APG shall have completed two consecutive fiscal quarters in which its earnings before interest, taxes, depreciation and amortization (“EBITDA”) is greater than $0 (the “Forbearance Termination Date”). All payments deferred pursuant to this Section 3 shall accumulate and shall become due and payable upon maturity of the Notes, it being understood that principal that should have amortized during the forbearance period but did not will continue to accrue interest for as long as it remains outstanding both before and after the Forbearance Termination Date, such interest accruing after the Forbearance Termination Date to be paid to WPU on each interest payment date. For purposes of this Agreement, EBITDA for each fiscal quarter shall be determined from the quarterly and annual financial statements filed from time to time by APG with the Securities and Exchange Commission; provided, that if APG fails to timely file any such quarterly or annual financial statements when due (including valid extensions), then, upon written notice from WPU, APG shall provide such access to WPU and its agents as shall be reasonably required for WPU or such agents to determine EBITDA for the relevant quarter(s).

(b) The failure to make the payments specified in this Section or any subsequent payments in accordance with the terms of the Notes shall constitute an Event of Default under the Loan Agreement.

4. Amendments to the Notes.

(a) Each of the Notes is hereby amended, effective retroactively as of December 1, 2016, to reduce the interest rate set forth in the Notes from “22.2% per annum” to “15% per annum”.

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(b) Each of the Notes is hereby further amended, effective retroactively as of December 1, 2016, to delete the sentence “Borrower agrees to pay delinquent interest thereon in addition to interest payable as provided above at the rate per annum equal to the Prime Rate quoted from time to time in The Wall Street Journal plus 4% on demand with respect to all such delinquent payments.” For the avoidance of doubt, all delinquent interest that accrued on the Notes prior to December 1, 2016 shall remain due and payable to WPU as contemplated by this Agreement.

(c) Any and all provisions of the Loan Documents which are inconsistent with the foregoing amendments to the Notes are hereby deemed to be amended, modified or waived to the extent necessary to give effect to such amendments.

5. Forbearance and Waiver.

(a) WPU hereby agrees that the Existing Default is hereby automatically waived as of the date hereof and, provided that no Event of Default (other than the Existing Default, and after giving effect to this Agreement) occurs, then WPU shall not demand repayment of any amounts due under the Notes until the Forbearance Termination Date. WPU further agrees to forbear from exercising its rights and remedies with respect to any Event of Default until July 26, 2017.

(b) The Company and APG hereby acknowledge and agree that, notwithstanding WPU’s waiver of the Existing Default and its agreement to forbear from exercising its rights and remedies with respect to the Existing Default, WPU shall have no obligation to make further Advances under the Financing Agreement or the Loan Agreement without its consent. Further, except as contemplated in Section 5(a) hereof, WPU’s agreements hereunder relate only to the Existing Default, and shall not be deemed to constitute a waiver of, or agreement to forbear from exercising its rights and remedies with respect to, any other obligations of the Company or of APG set forth in the Loan Documents, whether now existing or hereafter arising.

(c) Notwithstanding anything set forth in the Notes or this Agreement, WPU may, at its sole option, elect in writing to accept payment of all or any portion of the amounts due under the Notes in shares (“Shares”) of common stock (“Common Stock”) of APG. APG shall issue any such Shares on or before the third Trading Day after receipt of such election (any such date of receipt, an “Election Date”). Any such Shares shall be, when issued, duly authorized, validly issued, fully paid and non-assessable, and shall be valued solely for such purpose at the average of the VWAPs for the 20 consecutive Trading Days ending on the Trading Day that is immediately prior to the Election Date. For purposes hereof:

(i) “Trading Day” means a day on which the principal Trading Market is open for business.

(ii) “Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE AMEX, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange or the OTC Bulletin Board (or any successors to any of the foregoing).

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(iii) “VWAP” means, for any Trading Day, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg, L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b) if the OTC Bulletin Board is not a Trading Market, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the OTC Bulletin Board, (c) if the Common Stock is not then listed or quoted for trading on the OTC Bulletin Board and if prices for the Common Stock are then reported in the “Pink Sheets” published by Pink OTC Markets, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported, or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Company and reasonably acceptable to WPU, the fees and expenses of which shall be paid by the Corporation.

(d) WPU understands that the Shares are and will be “restricted securities” and have not been and will not be registered under the Securities Act or any applicable state securities law. WPU shall acquire the Shares as principal for its own account and not with a view to or for distributing or reselling the Shares or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any of the Shares in violation of the Securities Act or any applicable state securities law and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of the Shares in violation of the Securities Act or any applicable state securities law (this representation and warranty not limiting the rights of WPU to distribute the Shares to its own equity owners or to sell the Shares in compliance with applicable federal and state securities laws).

6. Further Covenants and Agreements.

(a) Until such time as all payments of principal and accrued interest due on the Notes are current, (i) neither the Company nor APG shall repurchase or offer to repurchase or otherwise acquire any shares of capital stock other than repurchases of capital stock of departing employees, officers, directors and independent contractors, if such repurchases are authorized by the Company’s Restated Certificate of Incorporation, as in effect on the date hereof and as amended from time to time; and APG shall not pay cash dividends or distributions on any shares of its capital stock. Nothing in the preceding sentence shall prohibit the payment of dividends in shares of APG’s Common Stock in the discretion of APG’s Board of Directors.

(b) In consideration of WPU’s covenants, agreements and waivers under this Agreement, APG, upon the execution and delivery of this Agreement, shall execute and deliver one or more stock purchase warrants in substantially the form attached as Exhibit G to that certain Convertible Note Purchase Agreement of even date herewith between APG and certain parties (individually a “Warrant” and collectively the “Warrants”), in the name of WPU, or as directed by WPU, in the name(s) of its designee(s), which Warrants shall entitle such holders to purchase an aggregate of 3,538,173 shares (the “Warrant Shares”) of APG’s Common Stock at an initial exercise price of $0.10 per Warrant Share.

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(c) WPU understands that the Warrants and the Warrant Shares (together, the “Securities”) are “restricted securities” and have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) or any applicable state securities law. WPU (or any designee, as the case may be) is acquiring the Securities as principal for its own account and not with a view to or for distributing or reselling such Securities or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any of such Securities in violation of the Securities Act or any applicable state securities law and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Securities in violation of the Securities Act or any applicable state securities law (this representation and warranty not limiting the rights of WPU (or its designees) to sell the Securities in compliance with applicable federal and state securities laws). WPU (or any designee, as the case may be) is acquiring the Securities hereunder in the ordinary course of its business.

(d) WPU represents and warrants that it is, as of the date hereof, and on each date on which it exercises the Warrants it will be, an “accredited investor” as defined in Rule 501(a) under the Securities Act.

7. Limitation of Agreement.

(a) This Agreement is effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed (i) to be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (ii) to otherwise prejudice any right or remedy which WPU may now have or may have in the future under or in connection with any Loan Document, other than with respect to the Existing Default.

(b) This Agreement shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

8. Integration. This Agreement and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Agreement and the Loan Documents merge into this Agreement and the Loan Documents.

9. Counterparts. This Agreement may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

10. Effectiveness. This Agreement shall be deemed effective upon the due execution and delivery of this Agreement by each party hereto.

11. Governing Law; Venue; Waiver of Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be determined in accordance with the provisions of the Financing Agreement. EACH OF THE PARTIES HEREBY WAIVES ANY RIGHT TO DEMAND A JURY TRIAL WITH RESPECT TO ANY ACTION OR PROCEEDING INSTITUTED BY ANY PARTY IN CONNECTION WITH THIS AGREEMENT OR ANY TRANSACTION RELATED HERETO. EACH OF THE PARTIES ACKNOWLEDGES THAT THE FOREGOING WAIVER IS KNOWING AND VOLUNTARY.

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IN WITNESS WHEREOF, the parties hereto have each executed and delivered this Forbearance, Waiver and Amendment Agreement as of the day and year first above written.

AMERICAN POWER GROUP, INC.		WPU LEASING, LLC

By:	/s/ Charles E. Coppa	By:	/s/ Raymond L.M. Wong

Name:	Charles E. Coppa	Name:	Raymond L.M. Wong

Title:	Treasurer	Title:	Manager

AMERICAN POWER GROUP CORPORATION

By:	/s/ Charles E. Coppa

Name:	Charles E. Coppa

Title:	Chief Financial Officer

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